UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2017

Trinseo S.A.

(Exact name of registrant as specified in its charter)

Luxembourg	N/A
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

001-36473

(Commission
File Number)

1000 Chesterbrook Boulevard, Suite 300
Berwyn, Pennsylvania	19312
(Address of principal executive offices)	(Zip Code)

(610) 240-3200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)          Departure of Directors

On February 27, 2017, Michele Plantevin, Ruth Springham, and Stephen J. Thomas, each announced their intention to resign as a member of the board of directors (the “Board”) of Trinseo S.A. (the “Company”), effective March 1, 2017. There were no disagreements between any of the resigning directors and the Company.

(d)                                 Election of Directors

On February 28, 2017, the board of directors (the “Board”) of Trinseo S.A. (the “Company”) approved the appointment of Jeannot Krecké, K’Lynne Johnson, and Joseph Alvarado to the Board to fill the seats to be vacated by Ms. Springham, Mr. Thomas, and Mr. Plantevin, respectively, in accordance with the Company’s Articles of Association.  Each of the director’s appointments will be effective March 1, 2017 and each director, as required by Luxembourg law, will stand for election at our 2017 Annual General Meeting of Shareholders (the “Annual Meeting”).  Upon ratification of their appointments at the Annual Meeting, Mr. Krecké and Ms. Johnson will hold office until the 2020 Annual General Meeting of Shareholders and until successors are elected and qualified. Upon ratification of his appointment at the Annual Meeting, Mr. Alvarado will hold office until the 2018 Annual General Meeting of Shareholders and until his successor is elected and qualified.

Mr. Krecké is expected to serve on the Board’s nominating and corporate governance and environmental, health, safety and public policy committees.  Ms. Johnson is expected to serve on the compensation and nominating and corporate governance committees.  Mr. Alvarado is expected to serve on the audit and environmental, health, safety and public policy committees.

There is no arrangement or understanding under which any of the above directors was appointed to serve as a director. There are no transactions involving any of the newly appointed director requiring disclosure under Item 404(a) of Regulation S-K. Each of the directors will participate in the Company’s current director compensation program set forth in the Company’s director offer letter, the terms of which are described in Exhibit 10.1 to this Current Report. In connection with their appointment to the Board, each director entered into the Company’s standard indemnification agreement, the terms of which are described in the Company’s Registration Statement on Form S-1 (File No. 333-194561) and a form of such agreement was filed as Exhibit 10.39 thereto.

Item 8.01 Other Events

The Company’s Annual Meeting will be held on June 21, 2017 in Luxembourg. The record date for the Annual Meeting is April 14, 2017. Under the Company’s articles of association, each shareholder who plans to attend the Company’s annual general meeting of shareholders in person is required to notify the Company on or before the record date.  Any such notices to attend the Annual Meeting in person should be directed to:

Attn: Corporate Secretary — Notification to Attend Annual General Meeting

Trinseo S.A.

1000 Chesterbrook Boulevard, Suite 300,

Berwyn, Pennsylvania 19312.

9.01 Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Description
10.1	Form of Director Offer Letter

99.1	Press Release, dated March 1, 2017

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinseo S.A.

	By:	/s/ Angelo N. Chaclas
		Name:	Angelo N. Chaclas
		Title:	Senior Vice President, Chief Legal Officer and Corporate Secretary

Date: March 1, 2017

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